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                                                                  Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


As Independent Public Accountants, we consent to the use of our report dated May 31, 1996 to all references to our firm included in or made a part of the Form S-1 of Cable-Sat Systems, Inc., formerly Cable-Sat Compression, Inc.


                                          /s/ GRANT-SCHWARTZ ASSOCIATES, CPA's
                                          ------------------------------------
                                          GRANT-SCHWARTZ ASSOCIATES, CPA's


Boca Raton, Florida
July 24, 1996